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                                                                    Exhibit 10.1

ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

     On February 24, 2006, the Littelfuse, Inc. (the "Company") entered into a material definitive agreement with Kenneth R. Audino, Vice President, Organizational Development and Total Quality Management of the Company. Mr. Audino is retiring from the Company effective March 1, 2006, and the agreement provides that Mr. Audino will provide consulting services to the Company through December 31, 2006. In consideration of such consulting services, the Company has agreed to extend the period during which Mr. Audino may exercise his outstanding stock options.

     Mr. Audino holds options on 57,000 shares of common stock, granted on various dates between 200 and 2005 under the Company's 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "Stock Plan") at exercise prices of between $20.24 and $35.50 per share. Under the terms of the Stock Plan, all of the options will vest upon Mr. Audino's retirement, and in the absence of the agreement the options would expire 90 days after his retirement. Mr. Audino will not receive any other consideration for the consulting services.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LITTELFUSE, INC.


Date: February 29, 2006                 By: /s/ Philip G. Franklin
                                            ------------------------------------
                                            Philip G. Franklin
                                            Vice President, Operations
                                            Support and Chief Financial Officer